Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Precision Optics Corporation, Inc.:

We consent to the use of our report dated August 31, 2004, with respect to the consolidated statements of operations, stockholders’ equity and cash flows of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2004, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

Boston, Massachusetts
July 21, 2006